                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               FIRST AMENDMENT TO
                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 19, 2000

                              IXL ENTERPRISES, INC.
                 (EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)


         DELAWARE                000-26167               58-2234342
        (STATE OF               (COMMISSION             (IRS EMPLOYER
      INCORPORATION)            FILE NUMBER)          IDENTIFICATION NO.)


                                1900 EMERY STREET
                                ATLANTA, GA 30318
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


                                 (800) 573-5544
                         (REGISTRANT'S TELEPHONE NUMBER)

                               TABLE OF CONTENTS

--------------------------------------------------------------------------------


                                 8-K OTHER DOC

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)      Financial Statements of Business Acquired
                  -  Years ended December 31, 1999 and 1998 with
                     Report of Independent Auditors                         3-20
                  -  Unaudited quarters ended March 31, 2000 and 1999      21-25

         (b)      Unaudited Pro Forma Consolidated Financial Information   26-30

Signature                                                                     31

Exhibit 23.1      Consent of Ernst & Young LLP related to the Financial
                  Statements of Interactive Corporate
                  Communications, Inc.                                        32

              Item 7 (a) Financial Statements of Business Acquired

                   Interactive Corporate Communications, Inc.

                              Financial Statements

                     Years ended December 31, 1999 and 1998



                                    CONTENTS

Report of Independent Auditors ............................................    4

Balance Sheets ............................................................    5
Statements of Operations ..................................................    6
Statements of Stockholders' Deficiency ....................................    7
Statements of Cash Flows ..................................................    8
Notes to Financial Statements ............................................. 9-20

                         Report of Independent Auditors

To the Board Members of
   Interactive Corporate Communications, Inc.

We have audited the accompanying balance sheets of Interactive Corporate Communications, Inc. (the "Company") as of December 31, 1999 and 1998, and the related statements of operations, stockholders' deficiency and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

                                                      /s/ Ernst & Young LLP


New York, New York
January 21, 2000

                   Interactive Corporate Communications, Inc.

                                 Balance Sheets

                                                                                                      DECEMBER 31
                                                                                                1999               1998
                                                                                           -------------------------------
ASSETS
Current assets:
   Cash                                                                                    $    564,506       $    146,568
   Accounts receivable, net of allowance for doubtful accounts
     of $101,000 at December 31, 1999 and $0 at December 31, 1998                               553,507            101,577
   Unbilled accounts receivable                                                                 311,435                 --
   Prepaid expenses and other current assets                                                    333,415                 --
                                                                                           -------------------------------
Total current assets                                                                          1,762,863            248,145

Deferred financing costs                                                                             --             91,500
Fixed assets, net of accumulated depreciation of $168,310
   and $24,028, respectively                                                                    815,655             84,721
Other assets                                                                                    121,828             13,374
                                                                                           -------------------------------
Total assets                                                                               $  2,700,346       $    437,740
                                                                                           ===============================
LIABILITIES AND STOCKHOLDERS' DEFICIENCY Current liabilities:
   Accounts payable                                                                        $    802,789       $     77,788
   Accrued expenses                                                                             478,759                 --
   Line of credit                                                                                    --             24,920
   Directors' loans                                                                             400,000            203,848
   Deferred revenue                                                                             548,294             73,500
   Current portion of capital lease obligations                                                 246,092             25,415
   Convertible note payable                                                                          --            300,000
                                                                                           -------------------------------
Total current liabilities                                                                     2,475,934            705,471

Capital lease obligations                                                                       308,751             64,106
Deferred rent                                                                                    76,313             13,406
                                                                                           -------------------------------
Total liabilities                                                                             2,860,998            782,983

Commitments and contingencies

Stockholders' deficiency:
   Series A convertible preferred stock, $.001 par value, 375,000 shares authorized; no shares and 375,000 shares issued and outstanding at
     December 31, 1999 and 1998, respectively, stated at liquidation value                           --            375,000
   Series B redeemable convertible preferred stock, $.001 par value, 375,000 shares authorized; no and 375,000 shares issued and outstanding at
     December 31, 1999 and 1998, respectively, stated at redemption value                            --            375,000
   Common stock--$.001 par value, 30,000,000 shares authorized,
     12,043,513 and 3,973,393 shares issued and outstanding at
     December 31, 1999 and 1998, respectively                                                    12,043              3,973
   Additional paid-in capital                                                                 7,255,875            741,377
   Accumulated deficit                                                                       (7,428,570)        (1,840,593)
                                                                                           -------------------------------
Total stockholders' deficiency                                                                 (160,652)          (345,243)
                                                                                           -------------------------------
Total liabilities and stockholders' deficiency                                             $  2,700,346       $    437,740
                                                                                           ===============================

See accompanying notes.

                   Interactive Corporate Communications, Inc.

                            Statements of Operations

                                                                       YEAR ENDED DECEMBER 31
                                                                     1999                  1998
                                                                -----------------------------------
Revenues                                                        $  1,628,809           $    240,762
Selling, general and administrative expenses                       7,046,838              1,153,501
Depreciation                                                         144,282                 20,650
                                                                -----------------------------------
Operating loss                                                    (5,562,311)              (933,389)

Other income:
   Interest income                                                    97,780                  3,236
   Interest expense                                                 (123,124)               (57,661)
                                                                -----------------------------------
Loss before provision for taxes and extraordinary item            (5,587,655)              (987,814)

Provision for taxes                                                      322                    325
                                                                -----------------------------------
Loss before extraordinary item                                    (5,587,977)              (988,139)

Extraordinary loss                                                        --                275,298
                                                                -----------------------------------
Net loss                                                        $ (5,587,977)          $ (1,263,437)
                                                                ===================================

See accompanying notes.

                   Interactive Corporate Communications, Inc.

                     Statements of Stockholders' Deficiency

                     Years ended December 31, 1999 and 1998

                                                                                   SERIES B
                                                      SERIES A CONVERTIBLE    REDEEMABLE CONVERTIBLE
                                                        PREFERRED STOCK          PREFERRED STOCK              COMMON STOCK
                                                      --------------------    ----------------------      -----------------------
                                                       SHARES     AMOUNT       SHARES      AMOUNT         SHARES         AMOUNT
                                                      ---------------------------------------------------------------------------
Balance at December 31, 1997                                --   $      --          --    $      --      3,225,933    $     3,226
   Sale of common stock                                     --          --          --           --        279,531            279
   Conversion of note payable--related party                --          --          --           --         27,526             27
   Issuance of common stock for services                    --          --          --           --         29,835             30
   Conversion of notes payable                              --          --          --           --        410,568            411
   Sale of Series A convertible preferred stock        375,000     375,000          --           --             --             --
   Sale of Series B redeemable convertible
     preferred stock                                        --          --     375,000      375,000             --             --
   Issuance of warrants in connection with sale
     of convertible notes                                   --          --          --           --             --             --
   Issuance of stock options to board members               --          --          --           --             --             --
   Net loss                                                 --          --          --           --             --             --
                                                      ---------------------------------------------------------------------------
Balance at December 31, 1998                           375,000     375,000     375,000      375,000      3,973,393          3,973
   Issuance of common stock in private
     placement and related warrants                         --          --          --           --      6,394,900          6,395
   Conversion of note to common stock                       --          --          --           --        300,000            300
   Conversion of Series A convertible preferred
     stock to common stock                            (375,000)   (375,000)         --           --      1,000,000          1,000
   Conversion of Series B redeemable
     convertible preferred stock to
     common stock                                           --          --    (375,000)    (375,000)       375,000            375
   Issuance of warrants in connection with note
     payable                                                --          --          --           --             --             --
   Exercise of stock options                                --          --          --           --            220             --
   Deferred compensation
   Net loss                                                 --                                                  --             --
                                                      ---------------------------------------------------------------------------
Balance at December 31, 1999                                --   $      --          --    $      --     12,043,513    $    12,043
                                                      ===========================================================================

                                                       ADDITIONAL
                                                        PAID-IN        ACCUMULATED
                                                        CAPITAL          DEFICIT           TOTAL
                                                      ---------------------------------------------
Balance at December 31, 1997                          $    105,980    $   (577,156)    $   (467,950)
   Sale of common stock                                    165,405              --          165,684
   Conversion of note payable--related party                14,973              --           15,000
   Issuance of common stock for services                    15,132              --           15,162
   Conversion of notes payable                             274,887              --          275,298
   Sale of Series A convertible preferred stock                 --              --          375,000
   Sale of Series B redeemable convertible
     preferred stock                                            --              --          375,000
   Issuance of warrants in connection with sale
     of convertible notes                                  102,000              --          102,000
   Issuance of stock options to board members               63,000              --           63,000
   Net loss                                                     --      (1,263,437)      (1,263,437)
                                                      ---------------------------------------------
Balance at December 31, 1998                               741,377      (1,840,593)        (345,243)
   Issuance of common stock in private
     placement and related warrants                      5,458,443              --        5,464,838
   Conversion of note to common stock                      299,700              --          300,000
   Conversion of Series A convertible preferred
     stock to common stock                                 374,000              --               --
   Conversion of Series B redeemable
     convertible preferred stock to
     common stock                                          374,625              --               --
   Issuance of warrants in connection with note
     payable                                                 4,000              --            4,000
   Exercise of stock options                                   220              --              220
   Deferred compensation                                     3,510              --            3,510
   Net loss                                                     --      (5,587,977)      (5,587,977)
                                                      ---------------------------------------------
Balance at December 31, 1999                          $  7,255,875    $ (7,428,570)    $   (160,652)
                                                      =============================================

See accompanying notes.

                   Interactive Corporate Communications, Inc.

                            Statements of Cash Flows

                                                                                                 YEAR ENDED DECEMBER 31
                                                                                               1999                   1998
                                                                                          -----------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                                                  $ (5,587,977)          $ (1,263,437)
Adjustments to reconcile net loss to net cash used in operating activities:
   Depreciation                                                                                144,282                 20,650
   Bad debt expense                                                                            100,751                     --
   Issuance of common stock and options for services                                                --                 78,162
   Extraordinary loss on prepayment of notes payable                                                --                275,298
   Amortization of deferred financing costs                                                     91,500                 10,500
   Amortization of deferred compensation                                                         3,510
   Changes in operating assets and liabilities:
     Accounts receivable                                                                      (552,681)              (101,577)
     Unbilled accounts receivable                                                             (311,435)                    --
     Prepaid expenses and other                                                               (329,415)               (13,374)
     Other assets                                                                             (108,454)                    --
     Accounts payable                                                                          725,001                 67,298
     Accrued expenses                                                                          478,759                     --
     Accrued interest on convertible debt                                                           --                 25,298
     Accrued interest on loans from directors                                                  (58,105)                21,863
     Deferred revenue                                                                          474,794                 59,700
     Deferred rent                                                                              62,907                 13,406
                                                                                          -----------------------------------
Net cash used in operating activities                                                       (4,866,563)              (806,213)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment                                                           (329,152)                    --
                                                                                          -----------------------------------
Net cash used in investing activities                                                         (329,152)                    --
                                                                                          -----------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowing under line of credit                                                                      --                 21,200
Repayments under line of credit                                                                (24,920)                    --
Borrowings under convertible note                                                                   --                300,000
Borrowings from officers                                                                       400,000                  4,150
Principal payments to directors                                                               (145,743)              (154,171)
Principal payments of capital lease obligations                                                (80,742)                (8,317)
Prepayment of penalty of convertible note payable                                                   --               (275,298)
Proceeds from issuance of common stock, net                                                  5,464,838                165,684
Proceeds from issuance of Series A convertible preferred stock                                      --                375,000
Proceeds from issuance of Series B redeemable convertible preferred stock                           --                375,000
Proceeds from notes payable--related party                                                          --                 15,000
Proceeds from the exercise of stock options                                                        220                     --
                                                                                          -----------------------------------
Net cash provided by financing activities                                                    5,613,653                818,248
                                                                                          -----------------------------------
Net increase in cash and cash equivalents                                                      417,938                 12,035
Cash and cash equivalents at beginning of year                                                 146,568                134,533
                                                                                          -----------------------------------
Cash and cash equivalents at end of year                                                  $    564,506           $    146,568
                                                                                          ===================================
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION AND NONCASH
   INVESTING AND FINANCING ACTIVITIES
Cash paid during the year for:
   Interest paid                                                                          $     89,729           $         --
                                                                                          ===================================
   Income taxes paid                                                                      $        322           $        325
                                                                                          ===================================
   Property acquired through capital leases                                               $    546,064           $     97,838
                                                                                          ===================================
   Warrants issued for notes payable                                                      $      4,000           $    102,000
                                                                                          ===================================
   Conversion of preferred stock to common stock                                          $    750,000           $         --
                                                                                          ===================================
   Conversion of notes and accrued interest thereon to common stock                       $    300,000           $    290,298
                                                                                          ===================================

See accompanying notes to financial statements

                   Interactive Corporate Communications, Inc.

                          Notes to Financial Statements

                                December 31, 1999


1. SUMMARY OF ACCOUNTING POLICIES

ORGANIZATION AND MERGER

Interactive Corporate Communications, Inc. (the "Company") was incorporated under the laws of New York in August 1995. The Company develops, sells and markets software to corporations that enables their employees to manage their own benefits over an intranet, extranet or the Internet. The Company operates under the name "iClick".

In April 2000, the Company entered into a definitive agreement to merge with CFN, Inc. whereby all of the Company's common stock will be exchanged for shares of CFN, Inc.'s common stock. The Company expects the merger to be completed in May 2000.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Should the merger with CFN, Inc. not be consummated, the Company would require additional financing to continue as a going concern.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Substantially all of the Company's cash and cash equivalents are held at one financial institution.

FIXED ASSETS

Fixed assets are stated at cost and depreciated over their estimated useful lives by the straight-line method for financial reporting and by accelerated methods for income tax purposes.

Expenditures for maintenance and repairs are expensed as incurred

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying value of the asset.

                   Interactive Corporate Communications, Inc.

1. SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash, cash equivalents and trade account receivable. Concentrations credit risk with respect to trade receivables are limited due to the performance by the Company of ongoing customer credit evaluations. Management regularly monitors the creditworthiness of its customers and believes that it has adequately provided for any exposure to potential credit losses.

The Company maintains cash balances in bank accounts at institutions insured by the Federal Deposit Insurance Corporation up to $100,000. One of the Company's accounts is in excess of $100,000.

REVENUE RECOGNITION

Product license revenue is recognized after delivery of the product, and when the collection of the resulting receivables is reasonably assured. Maintenance revenue, whether bundled with product license or priced separately, is recognized ratably over the maintenance period. Maintenance agreements with clients are typically one year in duration. Installation revenue is recognized on a completed contract basis.

STOCK-BASED COMPENSATION

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock

                   Interactive Corporate Communications, Inc.

purchase plans and stock appreciation rights. SFAS 123 requires compensation expense to be recorded (i) using the fair value method or (ii) using existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations with pro forma disclosure of what net income (loss) would have been had the Company adopted the fair value method. The Company accounts for its stock-based compensation plans in accordance with the provisions of APB 25.

SOFTWARE DEVELOPMENT COSTS

In accordance with Statement of Financial Accounting Standards No. 86, "Accounting for Costs of Computer Software to be Sold, Leased or Otherwise Marketed," the Company capitalizes costs incurred to develop new software products upon determination that technological feasibility has been established for the product. Costs incurred prior to the establishment of technological feasibility are charged to expense. All software development costs incurred to date have been expensed by the Company.

RESEARCH AND DEVELOPMENT COSTS

The Company expenses research and development costs as incurred. Selling, general and administrative expenses include research and development costs of $1,326,062 and $445,406 for the years ended December 31, 1999 and 1998, respectively.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair value of financial instruments has been determined using available market information or other appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop estimates of fair value. Consequently, the estimates are not necessarily indicative of the amounts that could be realized or would be paid in a current market exchange.

For notes payable which are short term or have variable interest rates, fair values are based on carrying values. As the notes payable at December 31, 1999 and 1998 were short term, the fair value of the notes payable approximates their carrying value, due to their short term nature.

                   Interactive Corporate Communications, Inc.

1. SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

In June 1998, the Financial Accounting Standards Boards issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS No. 133"). This statement establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded on the balance sheet as either an asset or liability measured at its fair value. This statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows derivative's gains and losses to offset related results on the hedge item in the income statement, and requires a company to formally document, designate and asses the effectiveness of transactions that receive hedge accounting. This statement is effective for fiscal years beginning after June 15, 2000 and cannot be applied retroactively. The Company believes that the adoption of this standard will not have a material effect on the Company's consolidated results of operations or financial position due to their limited use of derivatives.

2. FIXED ASSETS

Major classes of property, plant and equipment consisted of the following:


                                                                 DECEMBER 31      ESTIMATED
                                                    1999             1998        USEFUL LIVES
                                                 ---------       -----------     ------------
          Furniture and fixtures                 $ 246,577       $   2,878          7 years
          Equipment                                559,059         105,871          3 years
          Software                                 178,329              --          3 years
                                                 ---------       ---------
                                                   983,965         108,749
          Less accumulated depreciation and
             amortization                         (168,310)        (24,028)
                                                 ---------       ---------
                                                 $ 815,655       $  84,721
                                                 =========       =========


Fixed assets under capital leases aggregate approximately $643,900 and $97,800 at December 31, 1999 and 1998, respectively. The accumulated amortization related to these assets under capital leases is approximately $69,500 at December 31, 1999 and $16,300 at December 31, 1998.

                   Interactive Corporate Communications, Inc.

3. LINE OF CREDIT

At December 31, 1998, the Company maintained a line of credit with a bank under which it could borrow up to $25,000 at the bank's prime rate plus 1%. As of December 31, 1998, the Company had $24,920 outstanding under such line. This line of credit was not renewed in 1999.

4. CONVERTIBLE NOTES PAYABLE

In October 1997, the Company issued $250,000 in convertible notes payable (the "Convertible Notes"). The Convertible Notes bore interest at 12% per annum and were due 36 months from the date of issuance.

In accordance with the terms of the Convertible Notes, upon the occurrence of certain events, the holders of the Convertible Notes were entitled to shares of common stock as well as repayment of the principal and interest due under the Convertible Notes. In August 1998, such events occurred and the Convertible Note holders received 410,568 shares of Company common stock and the principal and interest due under the Convertible Notes of approximately $275,000. The Company recorded such payment as an extraordinary loss on the early extinguishment of debt.

On December 4, 1998, the Company issued $300,000 in convertible notes payable to preferred stockholders of the Company (the "December Notes"). The December Notes bore interest at 8% per annum and were due on December 4, 1999. In accordance with the terms of the December Notes, if the Company raised $2.5 million or more through the sale of its common stock, the December Notes were automatically converted into shares of common stock, at an equivalent price per share. In the first quarter of 1999, in conjunction with the sale of common stock, (see Note
6) the December Notes were converted into 300,000 shares of common stock. In connection with the issuance of the December Notes, the December Note holders also received warrants to purchase 300,000 shares of the Company's common stock at an exercise price of $1 per share which are exercisable for the longer of a seven-year period from the date of issuance or three years from an initial public offering occurring in such seven-year period. The Company recorded $102,000 in deferred financing costs in connection with the issuance of such warrants.

                   Interactive Corporate Communications, Inc.

5. LOANS FROM DIRECTORS

At December 31, 1998 the Company had loans payable to three of its directors, who are also common stockholders, which bore interest at 8%. During 1999 the principal and interest on these loans were paid in full.

In December 1999, the Company issued promissory notes in the amount of $100,000 each to four of its directors. These notes bear interest at 12% and have payment terms whereby the loans plus accrued interest will be repaid in June 2000. In conjunction with these loans, the Company issued warrants to each of the holders of the notes to purchase 50,000 shares of the Company's common stock at an exercise price of $4.00 per share, which are exercisable for a period which expires on the latter of the seventh anniversary of the Company's next private equity financing yielding $2.5 million or more or three years from an initial public offering in such seven year period. The warrants were valued at $4,000, which is being amortized over the term of the loans.

6. STOCKHOLDERS' DEFICIENCY

PREFERRED STOCK

In August 1998, the Company issued 750,000 shares of convertible preferred stock at $1 per share of which 375,000 shares had been designated Series A and 375,000 shares were Series B (collectively referred to as the "Preferred Shares").

The Preferred Shares had preference of $1 per share in the event of liquidation, as defined. The Series A Preferred Shares were convertible into the Company's common stock at any time by the holder and would automatically be converted if the Company completed an equity financing in excess of $2.0 million. The Series B Preferred Shares were convertible into the Company's common stock at any time by the option of the holder and automatically upon the closing of either an initial public offering of the Company's common stock or an equity financing of $4.5 million or more. Subject to certain anti-dilution rights, the Series A and Series B Preferred Shares were convertible into common stock on a .375 for 1 and 1 for 1 basis, respectively.

The Series B Preferred Shares were mandatorily redeemable at the option of the holder in August 2003 or earlier if the Company completes an equity financing in excess of $3.0 million. The holders of the Preferred Shares were entitled to six votes for every share of

                   Interactive Corporate Communications, Inc.

6. STOCKHOLDERS' DEFICIENCY (CONTINUED)

common stock that the Preferred Shares were convertible into and had the right to approve certain transactions.


In the first quarter of 1999, the Company sold an aggregate of 6,394,900 shares of common stock at $1 per share. In addition all of the Series A, Series B, and December Notes converted into 1,675,000 shares of common stock in the first quarter of 1999. The Company incurred approximately $930,000 in expenses in connection with such sale of common stock. After conversion, the Company has no shares of preferred stock issued and outstanding.

In connection with the sale of common stock, the Company issued to the placement agent warrants to purchase 1,338,980 shares of common stock with an exercise price of $1.00 per share. The warrants expire on the later of February 2006 or three years from an initial public offering of the Company's common stock if the initial public offering occurs prior to February 2006.

RECAPITALIZATION

In August 1998, the Company split its common stock on a 23,000 for 1 basis. The accompanying financial statements give retroactive effect to such split.

ISSUANCE OF COMMON STOCK

During 1998, the Company issued 29,835 shares of its common stock in exchange for services valued at $15,162. In addition, during 1998, the Company sold 279,531 shares of its common stock for cash of $165,684.

STOCK OPTIONS

The Company initially reserved 207,000 shares of its common stock for issuance in connection with stock options granted to employees and directors.

In addition, the Company has adopted a 1998 Performance Equity Plan which authorizes the granting of incentive awards of up to 2,000,000 shares of common stock to directors, employees, independent contractors and consultants, consisting of stock options, stock appreciation rights, restricted stock, deferred stock and other stock-based awards.

                   Interactive Corporate Communications, Inc.

6. STOCKHOLDERS' DEFICIENCY (CONTINUED)

A summary of stock option activity of the Company is as follows:

                                                                        WEIGHTED AVERAGE
                                                           SHARES        EXERCISE PRICE
                                                         -----------    ----------------
         Outstanding at December 31, 1997                   207,000          $0.34
         Granted                                            355,000           1.00
                                                         ----------
         Outstanding at December 31, 1998                   562,000             --
         Granted                                          1,557,500           1.00
         Exercised                                             (220)          1.00
         Cancelled                                          (33,780)          1.00
                                                         ----------
         Outstanding at December 31, 1999                 2,085,500
                                                         ==========

The following table summarizes the status of the stock options outstanding and exercisable at December 31, 1999:

                                     STOCK OPTIONS OUTSTANDING
                                     -------------------------
                                      WEIGHTED-     NUMBER OF
                                      REMAINING      STOCK
        EXERCISE        NUMBER       CONTRACTUAL     OPTIONS
         PRICES       OF OPTIONS        LIFE       EXERCISABLE
        --------      ----------     -----------   -----------
         $ 0.34          207,000         8.5          184,000
         $ 1.00        1,878,500         9.5          564,500
                      ----------                     --------
                       2,085,500                      748,500
                      ==========                     ========

At December 31, 1999 and 1998 748,500 and 167,500 options, respectively were exercisable with weighted average exercise prices of $0.84 and $0.72, respectively.

                   Interactive Corporate Communications, Inc.

The weighted average fair value of options granted was $0.22 for the year ended December 31, 1999. Pro forma information regarding net loss and loss per share has been determined as if the Company had accounted for employee stock options under the fair value method. The fair value of the stock options was estimated at the date of grant using the Black-Scholes option pricing model with the following assumptions for vested and nonvested options:

                                                        DECEMBER 31
                                                     1999           1998
                                                  ----------      --------
     ASSUMPTIONS
     Average risk-free interest rate              4.57%-6.46%       6-6.4%
     Dividend yield                                    -              -
     Average life                                   5 YEARS        5 years
     Expected volatility                               -              -

Because the Company's employee stock options have characteristics significantly different from those of publicly traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

Had compensation cost for the Company's option agreements been determined based on the fair value of its options at the grant dates, as prescribed by SFAS 123, the Company's net loss would not have been materially different from amounts reported for the year ended December 31, 1998. For the year ended December 31, 1999, pro forma net loss would have been approximately $5,667,000.

7. INCOME TAXES

The Company previously filed federal and state income tax returns under Subchapter S of the Internal Revenue Code in which its income was previously reportable by and taxed to its stockholders. The Subchapter S status was terminated effective September 1998.

                   Interactive Corporate Communications, Inc.

7. INCOME TAXES (CONTINUED)

The Company accounts for income taxes using the liability method and deferred taxes are recognized in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Deferred income taxes result from differences between the financial statements and tax bases of certain assets. A valuation allowance has been recognized to fully offset a deferred tax asset relating to net operating loss carryforwards.

At December 31, 1999, the Company had net operating loss carryforwards of approximately $5.6 million expiring in 2019.

8. LETTERS OF CREDIT

Outstanding letters of credit issued as security as required by one vendors amounted to approximately $355,000 at December 31, 1999. Such amounts were secured by assets under capital leases.

9. COMMITMENTS

The Company has entered into various capital leases with original terms of thirty-six months or less.

Future annual minimum lease payments for the capitalized leases are as follows:

         Year ending December 31:
            2000                                        $  254,851
            2001                                           236,747
            2002                                           147,057
                                                        ----------
         Total minimum future rental payments              638,655
         Amount representing interest at 10.8%             (83,812)
                                                        ----------
         Less: capital lease obligation current           (246,092)
                                                        ----------
         Capital lease obligation -- non current        $  308,751
                                                        ==========

                   Interactive Corporate Communications, Inc.

9. COMMITMENTS (CONTINUED)

The Company is obligated to make payments under noncancelable operating leases through 2004. The minimum annual rental commitments under these noncancelable operating leases are as follows:

         Year ending December 31:
          2000                                   $   257,000
          2001                                       416,000
          2002                                       418,000
          2003                                       425,000
          2004                                       425,000
          Thereafter                                 761,000
                                                 -----------
                                                 $ 2,702,000
                                                 ===========

Total rent expense charged to operations for the years ended December 31, 1999 and 1998 was approximately $144,000 and $24,500, respectively.

10. CREDIT RISK

Four customers represented approximately 78% of accounts receivable at December 31, 1999 Four customers represented 60% of total revenues for the year ended December 31, 1999. Three customers represented approximately 97% of accounts receivable at December 31, 1998 and two of these customers represented approximately 83% of total revenues for the year ended December 31, 1998.

11. SUBSEQUENT EVENT

In the first quarter of 2000, the Company issued promissory notes in the amount of $1,035,000. These promissory notes bear interest at 12% and are payable in 2000. In conjunction with these notes, the Company issued warrants to purchase an aggregate of 467,500 shares of its common stock at $4.00 per share, which are exercisable for a period which expires on the seventh anniversary of the closing of the Company's next private equity financing yielding $2.5 million or more or three years from an initial public offering in such seven year period.

                   Interactive Corporate Communications, Inc.

11. SUBSEQUENT EVENT (CONTINUED)

The Company also issued a promissory note in the amount of $400,000 which bears interest at 9% and is due in March 2001. In conjunction with this note, the Company issued a warrant to purchase 80,000 shares of its common stock at $5.00 per share which is exercisable for a seven-year period from the date of issuance.

12 YEAR 2000 ISSUE (UNAUDITED)

The Company has not incurred any significant costs specifically attributable to resolving the Year 2000 issue. The Company has not encountered any Year 2000 issues or other disruptions in its computer applications as a result of the Year 2000 issue.

                   INTERACTIVE CORPORATE COMMUNICATIONS, INC.
                                 BALANCE SHEETS
                                 (IN THOUSANDS)

                                                               AS OF
                                                      MARCH 31,      DECEMBER 31,
                                                        2000            1999
                                                   -------------   ----------------
                                                    (UNAUDITED)
ASSETS
Current Assets:
Cash and cash equivalents                           $    345         $    565
Accounts receivable, net                                 360              554
Unbilled accounts receivable                             419              311
Prepaid expense and other                                465              333
                                                    -------------------------
Total current assets                                   1,589            1,763

Fixed assets, net                                        840              815
Other noncurrent assets                                  272              122
                                                    -------------------------
Total assets                                        $  2,701         $  2,700
                                                    =========================



LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable                                    $    804         $    803
Accrued expenses                                         456              479
Deferred revenue                                         692              548
Directors' and employees' loans                        1,835              400
Notes payable                                          1,000               --
Current portion of capital lease obligations             202              246
                                                    -------------------------
Total current liabilities                              4,989            2,476

Deferred rent                                            158               76
Capital lease obligations                                322              309
                                                    -------------------------
Total liabilities                                      5,469            2,861
                                                    -------------------------

Common stock                                              12               12
Additional paid-in capital                             7,256            7,256
Accumulated deficit                                  (10,036)          (7,429)
                                                    -------------------------
Total stockholders' deficit                           (2,768)            (161)
                                                    -------------------------
Total liabilities & stockholders' deficit           $  2,701         $  2,700
                                                    =========================

                            See accompanying notes.

                   INTERACTIVE CORPORATE COMMUNICATIONS, INC.
                             Statement of Operations
                                 (in thousands)
                                   (unaudited)

                                                                  THREE MONTHS ENDED
                                                                       MARCH 31,
                                                              ---------------------------
                                                                2000               1999
                                                              -------             -------

Revenues                                                      $   198             $   256
Selling, general and administrative expenses                    2,691               1,005
Depreciation and amortization                                      70                   1
                                                              ---------------------------
Operating loss                                                 (2,563)               (750)

Other income:
Interest income                                                     4                   5
Interest expense                                                  (48)                 (3)
                                                              ---------------------------
Loss before provision for taxes                                (2,607)               (748)

Provision for taxes                                                --                  --
                                                              ---------------------------
Net  loss                                                     $(2,607)            $  (748)
                                                              ===========================

                             See accompanying notes

                          INTERACTIVE CORPORATE COMMUNICATIONS, INC.
                                   Statements of Cash Flows
                                        (in thousands)
                                         (unaudited)

                                                                                           THREE MONTHS ENDED
                                                                                                MARCH 31,
                                                                                       ---------------------------
                                                                                        2000                1999
                                                                                       -------             -------
CASH FLOWS USED FOR OPERATING ACTIVITIES
Net loss                                                                                (2,607)               (748)
Adjustments to reconcile net loss to net cash used in operating activities:
        Depreciation and amortization                                                       70                   1
        Bad debt expense                                                                   (22)                 --
        Amortization of deferred financing costs                                                                92
        Changes in operating assets and liabilities:
            Accounts receivable                                                            216                 (62)
            Unbilled accounts receivable                                                  (107)                (83)
            Prepaid expenses and other assets                                             (282)                (18)
            Accounts payable and accrued expenses                                           59                 155
            Deferred revenue                                                               144                   3
                                                                                       -------             -------
Net cash used for operating activities                                                  (2,529)               (660)
                                                                                       -------             -------

CASH FLOWS USED FOR INVESTING ACTIVITIES
Purchases of property and equipment                                                        (54)                (14)
                                                                                       -------             -------
Net cash used for investing activities                                                     (54)                (14)
                                                                                       -------             -------

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES
Principal payments on capital lease obligations                                            (72)                (17)
Borrowings from officers and employees                                                   1,435                  --
Proceeds from issuance of common stock, net                                                 --               5,465
Proceeds from notes payable                                                              1,000                  --
Principal payments to directors                                                             --                (138)
Repayments on line of credit                                                                --                 (25)
                                                                                       -------             -------
Net cash provided by financing activities                                                2,363               5,285
                                                                                       -------             -------

Net (decrease) increase in cash and cash equivalents                                      (220)              4,611
Cash at beginning of period                                                                565                 146
                                                                                       -------             -------
Cash at end of period                                                                  $   345             $ 4,757
                                                                                       =======             =======


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION AND NONCASH INVESTING AND
FINANCING ACTIVITIES Cash paid during the period for:
          Interest paid                                                                     15                   3
          Property acquired through capital leases                                          41                  41
          Conversion of preferred stock to common stock                                     --                 750
          Conversion of notes to common stock                                               --                 300

                             See accompanying notes

                   INTERACTIVE CORPORATE COMMUNICATIONS, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)


1. BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND MERGER

Interactive Corporate Communications, Inc. (the "Company") was incorporated under the laws of New York in August 1995. The Company develops, sells and markets software to corporations that enables their employees to manage their own benefits over an intranet, extranet or the Internet. The Company operates under the name "iClick".

In April 2000, the Company entered into a definitive agreement to be purchased by Consumer Financial Network, Inc. ("CFN") whereby all of the Company's common stock was exchanged for shares of CFN, Inc.'s common stock. The acquisition by CFN was completed in May 2000.

2. BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission regarding interim financial reporting. Accordingly, they do not contain all of the information and footnotes required by generally accepted accounting principles for complete financial statements and should be read in conjunction with the audited financial statements and notes thereto included elsewhere in this document. In the opinion of management, the accompanying unaudited financial statements reflect all adjustments (consisting of only normal recurring adjustments) considered necessary for a fair presentation of the Company's financial condition as of March 31, 2000, the results of its operations for the three month periods ended March 31, 2000 and 1999 and its cash flows for the three month periods ended March 31, 2000 and 1999. Operating results for the three month period ended March 31, 2000 are not necessarily indicative of the operating results that may be expected for the year ending December 31, 2000.

3. DEBT

In the first quarter of 2000, the Company issued promissory notes in the amount of $1,035,000. These promissory notes had interest rates at 12% and were payable in 2000. In conjunction with these notes, the Company issued warrants to purchase an aggregate of 467,500 shares of its common stock at $4.00 per share, which were exercisable for a period which expired on the seventh anniversary of the closing of the Company's next private equity financing yielding $2.5 million or more or three years from the date of an initial public offering within the seven year period. The Company also issued a promissory note in the amount of $400,000 which bears interest at 9% and was due in March 2001. In conjunction with this note, the Company issued a warrant to purchase 80,000 shares of its common stock

                   Interactive Corporate Communications, Inc.
              Notes to Condensed Financial Statements (Continued)


at $5.00 per share which was exercisable for a seven-year period from the date of issuance. Upon the acquisition of the Company by CFN in May 2000, this outstanding debt was repaid by CFN and the related warrant agreements were converted to equivalent warrants in CFN.

During the first quarter, CFN lent the Company $1.0 million under a promissory note.

4. SUBSEQUENT EVENT

In May 2000 the Company was acquired by CFN by exchanging the then outstanding equity interests of iClick for approximately 16,688,472 shares of common stock of CFN and warrants to purchase approximately 3,412,980 shares of CFN common stock. In addition, the outstanding Directors' and Employees' loans of approximately $1.8 million plus accrued interest were also repaid by CFN at closing.

(b)      Unaudited Pro Forma Consolidated Financial Information.

         We adjust our historical condensed consolidated statement of operations for the year ended December 31, 1999 and the three months ended March 31, 2000 to arrive at the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1999 and the three months ended March 31, 2000 to reflect the results of our acquisition of Interactive Corporate Communications, Inc. ("ICC") as if the acquisition occurred on January 1, 1999.

         We adjust our historical condensed consolidated balance sheet as of March 31, 2000 to arrive at the unaudited pro forma condensed consolidated balance sheet as of March 31, 2000 as if the closing of our acquisition of ICC occurred on March 31, 2000.

         The acquisition of ICC has been accounted for using the purchase method of accounting and accordingly, the purchase price has been allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their fair values on the acquisition date. The historical carrying amounts of identified net tangible assets, including cash, accounts receivable, property and equipment, and accounts payable, approximated their fair values. Identifiable intangible assets and the purchase price in excess of identified tangible and intangible net assets acquired have been allocated to goodwill and are being amortized over their estimated useful lives. Identifiable intangible assets consist primarily of acquired technology and assembled workforce, which are both being amortized over a period of three years. Goodwill is being amortized over five years.

         The fair value for accounting purposes of the common stock issued as consideration for the acquisition of ICC was determined based upon an independent appraisal of the common stock of Consumer Financial Network ("CFN").

         The pro forma condensed consolidated statements of operations are not necessarily indicative of the results of operations that would have been achieved had the transaction occurred on January 1, 1999 and should not be construed as being representative of future results of operations.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      for the Year Ended December 31, 1999


                                                                         HISTORICAL      ICC          PRO FORMA
                                                                          COMPANY    ACQUISITION (1) ADJUSTMENTS      PRO FORMA
                                                                         ----------  -----------     -----------      ---------
                                                                                            (IN THOUSANDS)

Professional services revenue .......................................    $ 216,493     $      --     $      --        $ 216,493
Other revenue .......................................................        1,850         1,629            --            3,479
                                                                         ---------     ---------     ---------        ---------

                    Net revenue .....................................      218,343         1,629            --          219,972

Professional services expense .......................................      106,976            --            --          106,976

Sales and marketing expenses ........................................       54,130         2,417            --           56,547

General and administrative expenses .................................       93,863         4,500            --           98,363
                                                                         ---------     ---------     ---------        ---------
Operating loss before stock compensation, depreciation,
  and amortization ..................................................      (36,626)       (5,288)           --          (41,914)

Stock-based compensation ............................................        4,920            --            --            4,920
Depreciation ........................................................       12,857           144            --           13,001
Amortization ........................................................       18,174           130        20,600(2)        38,904
                                                                         ---------     ---------     ---------        ---------
               Total operating expenses .............................      290,920         7,191        20,600          318,711

               Loss from operations .................................      (72,577)       (5,562)      (20,600)         (98,739)

Other (expense) income, net .........................................         (161)           --         9,480(3)         9,319
Loss on equity investment ...........................................          (65)           --            --              (65)
Interest income .....................................................        3,577            97            --            3,674
Interest expense ....................................................         (987)         (123)           --           (1,110)
                                                                         ---------     ---------     ---------        ---------

                    Loss before income taxes ........................      (70,213)       (5,588)      (11,120)         (86,921)
Income tax expense ..................................................           --            --            --               --
                                                                         ---------     ---------     ---------        ---------
                    Net loss ........................................      (70,213)       (5,588)      (11,120)         (86,921)

Dividends and accretion on mandatorily redeemable preferred stock ...      (20,966)           --            --          (20,966)
                                                                         ---------     ---------     ---------        ---------
                    Net loss available to common stockholders .......      (91,179)    $  (5,588)    $ (11,120)        (107,887)
                                                                         =========     =========     =========        =========
Basic and diluted net loss per common share .........................    $   (2.08)                                   $   (2.47)
                                                                         =========                                    =========
Weighted average common shares outstanding............................      43,747                                       43,747

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2000


                                                                          HISTORICAL      ICC            PRO FORMA
                                                                           COMPANY     ACQUISITION (4)   ADJUSTMENTS  PRO FORMA
                                                                          ----------   -----------       -----------  ---------
                                                                                     (IN THOUSANDS EXCEPT PER SHARE DATA)

Professional services revenue .........................................    $ 102,287     $     --         $    --     $ 102,287
Other revenue .........................................................          676          198              --           874
                                                                           ---------     --------         -------     ---------

                    Net revenue .......................................      102,963          198              --       103,161

Professional services expense .........................................       48,253           --              --        48,253

Sales and marketing expenses ..........................................       19,141          937              --        20,078

General and administrative expenses ...................................       38,654        1,754              --        40,408
                                                                           ---------     --------         -------     ---------

Operating loss before stock compensation, depreciation and
  amortization ........................................................       (3,085)      (2,493)             --        (5,578)

Stock-based compensation ..............................................        3,097           --              --         3,097
Depreciation ..........................................................        5,022           55              --         5,077
Amortization ..........................................................       11,404           15           5,150 (2)    16,569
                                                                           ---------     --------         -------     ---------

               Total operating expenses ...............................      125,571        2,761           5,150       133,482

               Loss from operations ...................................      (22,608)      (2,563)         (5,150)      (30,321)

Other (expense) income, net ...........................................         (183)          --           2,733 (3)     2,550
Interest income .......................................................        2,648            4              --         2,652
Interest expense ......................................................         (483)         (48)             --          (531)
                                                                           ---------     --------         -------     ---------

                    Loss before income taxes ..........................      (20,626)      (2,607)         (2,417)      (25,650)
Income tax expense ....................................................           --           --              --            --
                                                                           ---------     --------         -------     ---------

                    Net loss ..........................................      (20,626)      (2,607)         (2,417)      (25,650)

Dividends and accretion on mandatorily redeemable preferred stock .....         (452)          --              --          (452)
                                                                           ---------     --------         -------     ---------

                    Net loss available to common stockholders .........      (21,078)    $ (2,607)        $(2,417)      (26,102)
                                                                           =========     ========         =======     =========

Basic and diluted net loss per common share ...........................    $   (0.29)                                 $   (0.36)
                                                                           =========                                  =========

Weighted average common shares outstanding ............................       71,877                                     71,877

             UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              As of March 31, 2000


                                                                                 HISTORICAL      ICC         PRO FORMA
                                                                                  COMPANY     ACQUISITION(5) ADJUSTMENTS  PRO FORMA
                                                                                 ----------   -----------   ------------  ---------
                                                                                                   (IN THOUSANDS)

ASSETS:
Cash and cash equivalents ......................................................  $221,533     $   345      $  (4,898)(6)  $216,980
Marketable securities ..........................................................    34,814          --             --        34,814
Accounts receivable, net .......................................................    79,145         360             --        79,505
Unbilled revenues ..............................................................    29,866         419             --        30,285
Prepaid expenses and other assets ..............................................     8,609         465         (1,000)(7)     8,074
                                                                                  --------     -------      ---------      --------

               Total current assets ............................................   373,967       1,589         (5,898)      369,658

Property and equipment, net ....................................................    61,576         840             --        62,416
Intangible assets, net .........................................................   167,308                     94,684 (8)   261,992
Other non-current assets .......................................................     8,144         272             --         8,416
                                                                                  --------     -------      ---------      --------

               Total assets ....................................................  $610,995     $ 2,701      $  88,786      $702,482
                                                                                  ========     =======      =========      ========


LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY:
Accounts payable ...............................................................  $  8,163     $   804      $      --      $  8,967
Deferred revenues ..............................................................    13,839         692             --        14,531
Accrued liabilities ............................................................    31,375         456             --        31,831
Current portion of long-term debt ..............................................       578       3,037         (2,904)(9)       711
                                                                                  --------     -------      ---------      --------

               Total current liabilities .......................................    53,955       4,989         (2,904)       56,040

Minority interest in subsidiary ................................................        --          --         29,809 (10)   29,809
Long-term debt .................................................................       744         480             --         1,224
                                                                                  --------     -------      ---------      --------

               Total liabilities ...............................................    54,699       5,469         26,905        87,073
                                                                                  --------     -------      ---------      --------

Mandatorily redeemable preferred stock of subsidiary ...........................   176,311          --                      176,311

Stockholders' equity (deficit) .................................................   379,985      (2,768)        61,881 (6)   439,098
                                                                                  --------     -------      ---------      --------

               Total liabilities, mandatorily redeemable preferred stock and
                    stockholders' equity .......................................  $610,995     $ 2,701      $  88,786     $ 702,482
                                                                                  ========     =======      =========      ========

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

         The following adjustments were applied to iXL's Consolidated Financial Statements and the financial data of Interactive Corporate Communications, Inc. ("ICC") to arrive at the unaudited Pro Forma Condensed Consolidated Financial Information.

(1) iXL's subsidiary Consumer Financial Network, Inc. ("CFN") acquired ICC by issuing CFN's shares of common stock, options, and warrants (note
         6). To reflect the historical results of operations for ICC for the year ended December 31, 1999.

(2) To record amortization expense related to the identifiable intangible assets and goodwill acquired in connection with the acquisition of ICC as though the acquisition had occurred on January 1, 1999. Such amounts are amortized over the estimated useful life of each asset. Identifiable intangible assets consist primarily of acquired technology and assembled workforce, which are both being amortized over a period of three years. Goodwill is being amortized over five years.

         (3) As a result of the acquisition of ICC, iXL's ownership in CFN was reduced to an 85% interest in CFN's common stock. To reflect the minority interest in the pro forma operating results of CFN.

(4) To reflect the historical results of operations for ICC for the three months ended March 31, 2000.

(5)      Represents the balance sheet of ICC as of March 31, 2000.

(6) Represents the elimination of ICC's stockholders equity, recording of minority interest (note 10), and the recording of the issuance of 16,670,957 shares of CFN's common stock, 4,691,826 options, and 3,413,980 warrants in connection with the acquisition of ICC. The purchase price for ICC was computed as follows:

         Value of shares of common stock issued in the acquisition ............      $63,850,000 (a)
         Value of options issued in the acquisition ...........................       15,342,000 (b)
         Value of warrant issued in the acquisition ...........................        9,730,000 (c)
         Cash paid in conjunction with acquisition ............................        4,898,000
                                                                                     -----------
                 Total Purchase Price .........................................      $93,820,000
                                                                                     ===========

---------------
         (a) The value of the shares of CFN common stock issued in the acquisition is based on the issued number of shares of 16,670,957 times a share price of $3.83. The share price used in this computation is based upon an independent appraisal of CFN's common stock.
         (b) The value of the options issued in the acquisition is based on the issued number of options of 4,691,826 times a price of $3.27. Such options have been valued using the Black Scholes option pricing model.
         (c) The value of the warrants issued in the acquisition is based on the issued number of warrants of 3,413,980 times a price of $2.85. Such warrants have been valued using the Black Scholes option pricing model.

(7)      Represents the elimination of cash advanced by CFN to ICC.

(8) The fair value of the net tangible assets acquired by iXL's subsidiary CFN in the acquisition of ICC approximates the net book value of such assets. The excess of purchase price over the fair value of net assets acquired was allocated to acquired technology, assembled workforce, and goodwill. Approximately $7.5 million of the intangible assets has been allocated to acquired technology and $1.5 million of intangible assets has been allocated to assembled workforce. Both are being amortized over a period of three years. The remainder has been allocated to goodwill and is being amortized over five years.

(9) Repayment of ICC's debt to shareholders of $1,904,000 and the elimination of short-term debt of $1,000,000 to CFN.

(10)     Represents the minority interest in the equity of CFN.



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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         iXL Enterprises, Inc.

                                         By:    /s/ MARK STEELE
                                             ---------------------------------

                                         Name:    Mark Steele
                                             ---------------------------------

                                         Title:   Senior Vice President
                                             ---------------------------------


Dated:  August 4, 2000


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